UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)
Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to 240.14a-12

S&W SEED COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

October 28, 2014

Dear S&W Seed Company Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of S&W Seed Company, which will be held at Hotel Solamar, 435 6th Avenue, San Diego, California 92101 on Tuesday, December 9, 2014 at 11:00 a.m. local time.

Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

This year, we are continuing to provide paper copies of our proxy materials to our stockholders, and a set of the proxy materials, are enclosed with this letter. You may also view a copy of these materials on our website and the website of the Securities and Exchange Commission, and the directions for doing so are included in the Proxy Statement.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, or by mailing the completed paper proxy card. Voting by either of these methods will ensure your representation at the annual meeting.

On behalf of the Board of Directors, I would like to thank you for your continued support and confidence, and we look forward to seeing you at the annual meeting.

Sincerely,

Grover T. Wickersham
Chairman of the Board
Five Points, California

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the annual meeting, you may submit your proxy and voting instructions via the Internet, or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Please refer to the Question "How may you vote?" on page 1 of the proxy statement for a description of these voting methods. If your shares are held by a bank or brokerage firm (your record holder) and you have not given your record holder instructions to do so, your broker will NOT be able to vote your shares with respect to any matter other than ratification of the appointment of the auditors. We strongly encourage you to vote.

S&W SEED COMPANY
25552 South Butte Avenue
Five Points, California 93624

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On December 9, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 annual meeting of stockholders (the "Annual Meeting") of S&W Seed Company, a Nevada corporation (the "Company"). The meeting will be held on December 9, 2014 at 11 a.m. local time at Hotel Solamar, 435 6th Avenue, San Diego, California 92101 for the following purposes:

1. 2.

to elect eight directors to hold office until the 2015 annual meeting;

to ratify the selection by the Audit Committee of the Board of Directors of M&K CPAS, PLLC as independent registered public accounting firm of the Company for its fiscal year ending June 30, 2015;

3.	to approve, on an advisory basis, the compensation of the Company's Named Executive Officers (as defined in the paragraph immediately preceding the Summary Compensation Table below); and
4.	to conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is October 21, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

President and Chief Executive Officer
Five Points, California
October 28, 2014

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

The board of directors recommends that you vote FOR Proposal Nos. 1, 2 and 3.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on December 9, 2014

Rules adopted by the Securities and Exchange Commission allow companies to send stockholders a Notice of Internet Availability of proxy materials, rather than mail them full sets of proxy materials. This year, we have continued our practice of mailing full packages of materials to our stockholders. However, in the future we may take advantage of this distribution option. We have, however, made available on our website a set of our proxy materials, including the notice of meeting, this proxy statement and the Annual Report on Form 10-K and its "wrap-around" materials, including a joint letter from our Chairman of the Board and our Chief Executive Officer. For your convenience, you can access those materials under "Annual Report and Proxy" on the Investors page of our website at www.swseedco.com but you will not be able to vote on that website. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our official notice of annual meeting and proxy statement via the Internet.

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING
OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is this proxy statement? The Board of Directors has provided you with these proxy materials in connection with its solicitation of proxies by the Company to be voted at the Annual Meeting. Please note that throughout these proxy materials we may refer to S&W Seed Company as "S&W", "the Company," "we," "us" or "our." These proxy materials are first being mailed to stockholders entitled to vote at the meeting on or about November 5, 2014.

What is the purpose of the Annual Meeting? At the Annual Meeting, our stockholders will act upon the matters described in these Proxy Materials. These actions include the election of directors, the ratification of the appointment of our independent registered public accounting firm (which we sometimes refer to as the "independent auditors"), and the approval of the compensation of our Named Executive Officers (on an advisory basis). An additional purpose of the Annual Meeting is to transact any other business that may properly come before the Annual Meeting and any and all adjournments or postponements of the Annual Meeting.

Who Can Vote?

Only holders of record of the common stock on October 21, 2014, which we refer to as the Record Date, will be entitled to attend and vote at the Annual Meeting or any adjournment thereof. As of the Record Date, there were 11,658,801 shares of common stock issued, outstanding and entitled to vote. No other class of voting securities is outstanding on the date of mailing of this proxy statement. Each share of common stock has one vote per share.

How May You Vote? We have two kinds of stockholders - stockholders of record and beneficial stockholders. The ways in which you can vote will differ depending on whether you are a record holder or a beneficial holder.

For Stockholders of Record

If, on October 21, 2014, your shares were registered directly in your name with our transfer agent, Transfer Online, Inc., you are a stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the accompanying proxy card in the addressed, postage paid envelope provided, voting online on Transfer Online's website as indicated on the proxy card or voting in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card or vote online prior to the Annual Meeting to ensure that your vote is counted.

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below.

You may attend the Annual Meeting and vote your shares in person at the Annual Meeting prior to the closing of the vote on any particular matter. You may also grant your proxy to vote through the Internet (see the instructions on the proxy card), or by returning a signed, dated and marked proxy card in the enclosed self-addressed, stamped envelope. Proxies that are sent to us and not voted in person at the Annual Meeting must be received by us at least one day prior to the Annual Meeting date, being December 8, 2014.

For Beneficial Owners

If, on October 21, 2014, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held "in street name," and these proxy materials are being forwarded to you by your broker, bank or other nominee holder (referred to herein as "broker"). It is the broker who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares, and you may attend the Annual Meeting. If your shares are held in street name, you will receive instructions from your broker that must be followed in order for the broker to vote the shares per your instructions. You must instruct your broker how to vote your shares or, on most matters, your shares will not be voted.

If you provide specific voting instructions that are received by your broker by the broker's deadline, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

If you do not otherwise instruct your broker, your broker may turn in a proxy card voting your shares "FOR" routine matters but expressly instructing that the broker is NOT voting on non-routine matters. This latter situation is referred to as a "broker non-vote." A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If you hold your shares "in street name" it is critical that you cast your vote, if you want it to count in the election of directors (Proposal No. 1), or with respect to the decisions to approve on an advisory basis, the compensation of the Company's Named Executive Officers (Proposal No. 3). If you hold your shares "in street name," and you do not instruct your bank, broker or other nominee how to vote, no votes will be cast on your behalf for Proposal Nos. 1, 3 or 4. Your bank, broker or other nominee will, however, continue to have discretion to vote your uninstructed shares for the ratification of the appointment of our independent registered public accounting firm (Proposal No. 2).

Proxies that are sent to us and not voted in person at the Annual Meeting must be received by us at least one day prior to the Annual Meeting date, being December 8, 2014.

If you have voted prior to the Annual Meeting but choose to attend the meeting and change your vote, you must follow the instructions in the next question.

May you change or revoke your vote?

Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

For Stockholders of Record

If you are a stockholder of record, you may change your vote by (i) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or another duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (ii) by attending the Annual Meeting, revoking your proxy and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or the Inspector of Elections at the Annual Meeting or should be sent so as to be delivered to our principal executive offices located at 25552 South Butte Avenue, Five Points, CA 93624 (if delivering in person or by overnight mail) or if delivered by U.S. Mail to Post Office Box 235, Five Points, CA 93624, in both cases, directed to the attention of the Corporate Secretary. If mailing a notice of revocation, please provide sufficient time for the revocation to be received no later than December 8, 2014. You may also fax the notice of revocation to (559) 884-2750 until 4:00 p.m. PST on December 8, 2014 or e-mail it to secretary@swseedco.com.

For Beneficial Owners

If you are a beneficial owner of shares held in street name, you may change your vote (i) by submitting new voting instructions to your broker, trustee or other nominee, or (ii) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person. Note that the same timing restrictions explained in the paragraph above relating to stockholders of record apply to beneficial owners desiring to revoke or change your votes. Please make sure that you plan for sufficient time for your street name holder to meet the time deadlines in the prior paragraph or your original votes will stand.

May you attend the Annual Meeting and vote in person?

Whether or not you have previously submitted your voting instructions by returning a dated and signed proxy card, voting online at the Transfer Online website or voting by telephone or over the Internet in accordance with your broker's procedures, you are cordially invited to attend the Annual Meeting. Attendance at the Annual Meeting does not revoke your previously submitted voting instructions. If you have previously voted but want to change your vote at the Annual Meeting, you must follow the instructions in the prior question.

How will your shares be voted if you submit a proxy and do not make specific choices? If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal No. 1, in favor of the ratification of the appointment of our independent registered public accounting firm, which is Proposal No. 2, and in favor of the approval (on an advisory basis) of the compensation of the Company's Named Executive Officers, which is Proposal No. 3.

What proposals will be voted on at the Annual Meeting? At the Annual Meeting, stockholders will be asked to vote on:
●	The election of the eight nominated directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified;
●	A request to ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending June 30, 2015;
●	A proposal to approve, on an advisory basis, the compensation of the Company's Named Executive Officers; and
●	Any other business that may properly come before the Annual Meeting.

What is the voting requirement to approve each of the proposals, and how does the Board of Directors recommend that you vote?
●

Proposal No. 1, the election of directors: To be elected, each nominee must receive the affirmative vote of a majority of the votes cast with respect to such nominee. This means that a director nominee will be elected if the number of votes cast for that nominee's election exceeds the number of votes cast against that nominee's election. Broker non-votes and abstentions will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal. You may vote either "FOR," "AGAINST" or "ABSTAIN" for each director nominee. The Board of Directors recommends that you vote your shares "FOR" each of the eight nominees listed in Proposal No. 1.

●

Proposal No. 2, ratification of M&K CPAS, PLLC as the Company's independent auditors for the fiscal year ending June 30, 2015: The affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal is required to ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending June 30, 2015. Abstentions and broker non-votes are not counted as votes cast and accordingly will have no effect upon the proposal. The board of directors recommends that you vote your shares "FOR" Proposal No. 2.

●

Proposal No. 3, approval of, on an advisory basis, the compensation of the Company's Named Executive Officers: The affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve the compensation of the Company's Named Executive Officers. Abstentions and broker non-votes are not counted as votes cast and accordingly will have no effect upon the proposal. The board of directors recommends that you vote your shares "FOR" Proposal No. 3.

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the proxyholders will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

What constitutes a quorum? A quorum is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock is necessary to constitute a quorum at the Annual Meeting (as calculated on October 21, 2014). That means that proxies for at least 5,829,401 shares of common stock must be present at the Annual Meeting in order to have a quorum and conduct the Annual Meeting.

Who will count the votes? A representative from Transfer Online will act as inspector of elections and will tabulate the votes. The inspector will separately tabulate "FOR" and "AGAINST" votes, abstentions and broker non-votes for each proposal.

How are abstentions and broker non votes counted? Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Under Nevada law, abstentions from voting and broker non-votes are not counted as votes cast and accordingly will have no effect upon the results.

Is your vote confidential? Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

●	as necessary to meet applicable legal requirements;
●	to allow for the accurate and efficient tabulation and certification of votes; and
●	to facilitate a successful proxy solicitation.

How can you learn the results of the vote?

We intend to announce preliminary voting results at the Annual Meeting and will publish final results on a Current Report on Form 8-K within four business days following the Annual Meeting.

Are any of the Company's officers and directors interested in matters to be acted upon? Other than the nominees' interest in the election of directors, our officers and directors do not have any interest in the matters to be acted upon at the Annual Meeting.

Who is soliciting votes and who will bear the cost for this proxy solicitation? We are soliciting the votes and will bear all expenses of soliciting proxies. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners. Some of our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Although we currently do not expect to do so, we may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

What is "householding?" We may deliver a single proxy statement to an address shared by two or more of our stockholders. This method of delivery, known as "householding," permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders of record will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who wish to opt out of, or wish to begin, householding may contact us through one of the methods provided below.

What should you do if you receive more than one copy of proxy materials? If you received more than one copy of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each voting instruction card that you receive to ensure that all of your shares are voted.

How may you access S&W Seed Company's proxy materials and Annual Report on Form 10-K over the Internet? You may access this proxy statement and the Annual Report on Form 10-K for the fiscal year ended June 30, 2014 (the "2014 Annual Report") the under "Annual Report and Proxy" on the Investors page of our website at www.swseedco.com. The 2014 Annual Report is not incorporated into this proxy statement and is not considered proxy soliciting material.

How may you obtain copies of the exhibits to the 2014 Annual Report? A copy of the 2014 Annual Report is enclosed with this proxy statement, but we have not included the exhibits to the 2014 Annual Report. The 2014 Annual Report includes a list of the exhibits that were filed with it, and we will furnish without charge a copy of any such exhibit to any person who requests one. For further information, contact Matthew K. Szot, Chief Financial Officer, 25552 South Butte Avenue, P.O. Box 235, Five Points, CA 93624, telephone (559) 884-2535, e-mail mszot@swseedco.com. Our 2014 Annual Report and our other filings with the Securities and Exchange Commission (the "SEC"), including the exhibits, are also available at no cost at the SEC's website, www.sec.gov.

May the meeting be adjourned or postponed? Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

What is the deadline for receipt of stockholder proposals for the 2015 Annual Meeting of Stockholders? To be considered for inclusion in the proxy materials for next year's annual meeting of stockholders, your proposal must be submitted in writing by June 26, 2015 to Corporate Secretary, S&W Seed Company, P.O. Box 235, Five Points, CA 93624, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (referred to in this proxy statement as the Exchange Act). If you wish to submit a proposal that is not to be included in next year's proxy materials, but that may be considered at the annual meeting of stockholders to be held in 2015, you must do so by written notice in accordance with the advance notice procedures set forth in the Company's Amended and Restated Bylaws and such notice must be delivered to the Company not earlier than the close of business on August 11, 2015 and not later than the close of business on September 10, 2015.

What is the mailing address for S&W Seed Company's principal executive offices? Our principal executive office, and the address used for personal delivery or delivery by overnight mail or courier services, is 25552 South Butte Avenue, Five Points, CA 93624. The address used for delivery by U.S. Mail is Post Office Box 235, Five Points, CA 93624. Any written requests for additional information, copies of the proxy materials and 2014 Annual Report, notices of stockholder proposals, recommendations for candidates to the board of directors, communications to the board of directors or any other communications should be sent to this address.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of October 15, 2014, by:

●	each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;
●	our executive officers named in the Summary Compensation Table and our current directors and director nominees; and
●	all of our executive officers and directors as a group.

Except as otherwise indicated below, the address of each beneficial owner listed in the table is c/o S&W Seed Company, 25552 South Butte Avenue, Five Points, CA 93624.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 11,658,801 shares of common stock outstanding on October 15, 2014. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 15, 2014 (by December 14, 2014). We did not deem these exercisable shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

		Number of Shares
		Subject to Options
		or Warrants
	Number of Shares	Exercisable by		Total Shares Beneficially Owned
Name of Beneficial Owner	Beneficially Held	December 14, 2014		Number		Percentage
Principal Stockholder
Putnam Investments, LLC(1)	1,169,834	-		1,169,834		10.0%
Putnam Investment Management, LLC(1)	960,848	-		960,848		8.2%
RMB Capital Management, LLC(2)	921,585	-		921,585		7.9%
Wellington Trust Company, NA(3)	883,500	-		883,500		7.6%
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Microcap Equity Portfolio(4)	907,880	-		907,880		7.8%
Directors, Director Nominees and Named Executive Officers
Glen D. Bornt	180,000	17,750	(5)	197,750	(5)	1.7%
Michael C. Culhane(6)	-	57,750	(7)	57,750	(7)	*

Michael M. Fleming	1,000		57,750	(7)	58,750	(7)	*
Mark S. Grewal	89,762	(8)	276,246	(9)	366,008	(8)(9)	3.1%
Mark J. Harvey	188,000	(10)	5,250	(11)	193,250	(10)	1.7%
Charles B. Seidler	48,680		76,750	(12)	125,430	(11)	1.1%
Ann M. Veneman(6)	-		17,750	(13)	17,750	(13)	*
Grover T. Wickersham	627,045	(14)	119,250	(15)	746,295	(14)(15)	6.3%
William S. Smith	40,000		549	(16)	40,459	(16)	*
Mark Wong	-		-		-		-
Danielson B. Gardner	-		37,919	(17)	37,919	(17)	*
Matthew K. Szot	34,554	(18)	96,247	(19)	130,801	(18)(19)	1.1%
All directors and executive officers as a group (14 persons)	1,630,258		777,713	(20)	2,407,971	(20)	19.4%

__________

* Less than one percent

(1) The address of the Putnam investment entities is One Post Office Square, Boston, MA 02109. The information regarding the Putnam investment entities disclosed herein is made in reliance upon their Schedule 13G/A filed with the SEC on July 10, 2014.

(2) The address of RMB Capital Management, LLC is 115 S. LaSalle Street, 34th Floor, Chicago, IL 60603. The information regarding RMB Capital Management disclosed herein is made in reliance upon RMB Capital Management's Schedule 13G filed with the SEC on February 10, 2014.

(3) The address of Wellington Trust Company, NA is c/o Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210. The information regarding Wellington Trust Company disclosed herein is made in reliance upon Wellington Trust Company's Schedule 13G filed with the SEC on February 14, 2014.

(4) The address of Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio ("WTC-CTF Micro Cap Equity") is c/o Wellington Trust Company, 280 Congress Street, Boston, MA 02210. The information regarding WTC-CTF Micro Cap Equity disclosed herein is made in reliance upon its Schedule 13G filed with the SEC on April 10, 2014.

(5) Includes 17,500 shares of common stock issuable upon exercise of currently exercisable options and options that will become exercisable within 60 days of the date of this table (by December 14, 2014).

(6) Mr. Culhane and Ms. Veneman will not be standing for reelection to the Board at the 2014 Annual Meeting of the Stockholders.

(7) Includes 57,750 shares of common stock issuable upon exercise of currently exercisable options and options that will become exercisable within 60 days of the date of this table (by December 14, 2014).

(8) Includes 33,000 restricted shares that are subject to annual vesting over three years, which commenced in May 2013.

(9) Includes (i) 1,000 shares of common stock issuable upon exercise of outstanding warrants and (ii) 275,246 shares of common stock issuable upon exercise of currently exercisable options and options that will become exercisable within 60 days of the date of this table (by December 14, 2014).

(10) Shares are held in trusts the beneficiaries of which are Mr. Harvey and his spouse.

(11) Includes 5,250 shares of common stock issuable upon exercise of currently exercisable options and options that will become exercisable within 60 days of the date of this table (by December 14, 2014).

(12) Includes (i) 19,000 shares of common stock issuable upon exercise of outstanding warrants; and (ii) 57,750 shares of common stock issuable upon exercise of currently exercisable options and options that will become exercisable within 60 days of the date of this table (by December 14, 2014).

(13) Includes 17,750 shares of common stock issuable upon exercise of currently exercisable options and options that will become exercisable within 60 days of the date of this table (by December 14, 2014).

(14) Includes 67,463 shares of common stock that Mr. Wickersham owns jointly with his wife as community property, 83,552 shares of common stock that he owns as his separate property, including 20,000 restricted shares that are subject to annual vesting over three years, which commenced in May 2013. Also includes (i) 24,397 shares of common stock owned by Mr. Wickersham's minor daughter's irrevocable trust, for which he serves as trustee; (ii) 23,723 shares of common stock owned by a corporation in which Mr. Wickersham is a director, executive officer and controlling shareholder; (iii) 51,022 shares of common stock owned by a corporation wholly-owned by Mr. Wickersham. Mr. Wickersham may be deemed to be the beneficial owner of these shares but he disclaims beneficial ownership of the securities owned by the trust and the shares owned by the corporations except to the extent of his pecuniary interest in such entities.

(15) Includes (i) 117,750 shares of common stock issuable upon exercise of currently exercisable options and options that will become exercisable within 60 days of the date of this table (by December 14, 2014); and (ii) 1,500 shares issuable upon exercise of warrants owned by his minor daughter's irrevocable trust.

(16) Includes 549 shares of common stock issuable upon exercise of currently exercisable options and options that will become exercisable within 60 days of the date of this table (by December 14, 2014).

(17) Includes 37,919 shares of common stock issuable upon exercise of currently exercisable options and options that will become exercisable within 60 days of the date of this table (by December 14, 2014).

(18) Includes 20,000 restricted shares that are subject to annual vesting over three years, which commenced in May 2013.

(19) Includes 96,247 shares of common stock issuable upon exercise of currently exercisable options and options that will become exercisable within 60 days of the date of this table (by December 14, 2014).

(20) Includes (i) 756,213 shares of common stock issuable upon exercise of currently exercisable stock options and options that will become exercisable within 60 days of the date of this table (by December 14, 2014); and (ii) 21,500 shares of common stock issuable upon exercise of outstanding warrants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to provide to us copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended June 30, 2014, our executive officers, directors and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception that a (i) Form 4 was inadvertently filed late on behalf of Danielson B. Gardner with respect to an award of a stock option to purchase 10,000 shares of common stock and (ii) Forms 4 were inadvertently filed late on behalf of Messrs. Grewal, Szot and Wickersham with respect to the vesting of restricted stock units in the amounts of 4,722, 4,722 and 4,222 shares of common stock, respectively.

MANAGEMENT AND CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors is elected by our stockholders to oversee our business and affairs. In addition, the Board of Directors counsels, advises and oversees management in the long-term interests of our company and our stockholders regarding a broad range of subjects including:

●	selecting and evaluating the performance of our Chief Executive Officer ("CEO") and other senior executives;
●	reviewing and approving major financial, strategic and operating decisions and other significant actions;
●	overseeing the conduct of our business and the assessment of our business risks to evaluate whether our business is being properly managed; and
●	overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethical standards.

Members of the board of directors monitor and evaluate our business performance through regular communication with our CEO and other members of management, and by attending board meetings and board committee meetings. Please see information about our directors provided under Proposal No. 1 - Election of Directors.

Executive Officers who are Not Directors

The following table sets forth the name and certain information as of October 15, 2014 about our executive officers who are not members of our Board of Directors.

Name	Age	Position
Matthew K. Szot	40	Executive Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Corporate Secretary
Dennis C. Jury	54	Executive Vice President and Chief Operating Officer
Fred G. Fabre	62	Vice President of Sales and Marketing
Daniel Z. Karsten	47	Vice President of Processing
Danielson B. Gardner	48	Vice President of Breeding and Genetics

Mr. Szot has served as our Chief Financial Officer since March 2010 and was promoted from Senior President to Executive Vice President of Finance and Administration in August 2014. Mr. Szot also serves as our Treasurer and Corporate Secretary. Mr. Szot also serves as a member of the Board of Directors of our wholly owned subsidiaries S&W Australia and Seed Genetics International. From February 2007 until October 2011, Mr. Szot served as the Chief Financial Officer for Cardiff Partners, LLC, a strategic consulting company that provides executive financial services to various publicly traded and privately held companies. From July 2011 until October 2011, Mr. Szot also served as the Chief Financial Officer for CommerceTel Corporation N/K/A Mobivity Holdings Corp. From 2003 to December 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. Mr. Szot also served as Chief Financial Officer of Trans-Pacific Aerospace Company, Inc. from June 2009 to October 2010 and as Chief Financial Officer of Management Energy, Inc. from January 2009 to September 2010. Mr. Szot has a Bachelor of Science degree in Agricultural Economics/Accountancy from the University of Illinois, Champaign-Urbana and is a Certified Public Accountant in the State of California.

Effective April 1, 2013, the closing date of the Company's acquisition of Seed Genetics International Pty Ltd ("SGI"), we appointed Dennis Jury as our Executive Vice President and Chief Operating Officer. Mr. Jury also serves as Chief Executive and General Manager of SGI--now operating as a subsidiary of ours. Prior to the acquisition, Mr. Jury, served as SGI's Managing Director from July 2009 through the closing. He is a veteran of the agricultural industry, having worked for ICI Crop Care, Schering Ag, and South Australian Seedgrowers Cooperative in various roles including territory sales, territory manager, and product and market development manager, before joining SGI in August 2003 as Business Manager. Mr. Jury studied Agricultural Science at the Waite Agricultural Research Institute in Urbrae, South Australia with a Bachelor of Agricultural Science degree, and received his MBA from the University of Adelaide Graduate School of Management.

Mr. Fabre joined our Company in October 2012 as Vice President of Sales and Marketing. Prior thereto, since 1999, when he co-founded Imperial Valley Seeds, Inc. ("IVS"), he has served as the President of IVS and as a member of its board of directors. Mr. Fabre has more than 30 years of agricultural industry experience. From 1979 to 1999, he served in a series of roles with Cal/West Seeds before finally serving as Vice President of International Sales developing new markets and expanding the company's presence abroad. Mr. Fabre has a B.S. degree in Geological and Physical Sciences from California State University at Chico. He is also a past President of the Pacific Seed Association and a regular participant in the meetings of the Western Seed Association and the International Seed Federation.

Mr. Karsten has served as our Vice President of Processing since April 1, 2013. From February 2013 to April 2013, he served as Vice President of Operations and Chief Operating Officer. He also served as Executive Vice President from June 2010 to April 2013. From August 2008 until February 2010, Mr. Karsten served as Plant Manager for our Five Points facility, maintaining overall responsibility for our manufacturing operations. From March 2005 until he joined our company in August 2008, Mr. Karsten was Production Manager and Safety Officer for Colusa County Canning, a canning and industrial bulk tomato processing company located in Williams, California.

Mr. Gardner joined our Company in October 2012 as Vice President of Breeding and Genetics. For 18 years prior to joining S&W, he served in various positions in breeding and international sales at Dairyland Seed Co., a Dow AgroSciences subsidiary. His most recent position at Dairyland, which he held from June 2008 until his departure in October 2012, was International Distribution Manager. He also served as Alfalfa Breeder for Dairyland from March 1994 until October 2012. Mr. Gardner has a B.S. degree in Genetics from the University of California at Davis and later graduated from the UC Davis Plant Breeding Academy. He currently sits on the board of the California Seed Association.

Code of Business Conduct and Ethics

Our Board of Directors values effective corporate governance and adherence to high ethical standards. As such, the Board has adopted a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors, including our senior executive and financial officers. Our Code of Business Conduct and Ethics is available on our corporate website located at www.swseedco.com/investors.

We will provide our code of ethics in print without charge to any stockholder who makes a written request to: S&W Seed Company, 25552 South Butte Avenue, Post Office Box 235, Five Points, California 93624 or by e-mail to secretary@swseedco.com. Any waivers of the application of, and any amendments to, our code of ethics must be made by our board of directors and will be disclosed promptly on our Internet website, www.swseedco.com.

Board Structure and Composition

Our Board of Directors is committed to having a sound governance structure that promotes the best interests of our stockholders. To that end, our Board has evaluated and will actively examine emerging corporate governance trends and best practices.

The stockholders elect all of our directors annually. We believe our board structure serves the interests of our stockholders by balancing board continuity and the promotion of long-term thinking with the need for director accountability.

Currently, our Board of Directors is fixed at nine members. At this Annual Meeting, we are nominating a slate of eight directors to serve until our annual meeting to be held in 2015. There will be one vacancy on the Board of Directors if all eight nominees are elected.

Board Independence

Our Board of Directors is predominantly independent. Of our seven continuing directors, only one is an employee. We have affirmatively determined that five of our seven directors who are standing for reelection, namely Messrs. Fleming, Harvey, Seidler, Smith and Wickersham, representing a majority of our current directors, are "independent directors" as defined under the rules of the SEC and The NASDAQ Stock Market ("NASDAQ"). In addition, Mark Wong, our only nominee who is not currently a Board member, is also an "independent director" as defined under the rules of the SEC and the NASDAQ Stock Market.

Board Leadership

The Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of our company and our stockholders. Currently, we separate the role of Chairman and Chief Executive Officer, with Mr. Wickersham serving as the Non- Executive Chairman, and Mr. Grewal serving as Chief Executive Officer. The Board believes that this separation is presently appropriate as it allows the Chief Executive Officer to focus primarily on leading the day-to-day operations of the Company, while the Chairman can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance and other stockholder issues.

Each of the committees of the board consists entirely of independent directors.

Our Chairman is selected by a majority of the Board of Directors. The Chairman may be replaced at any time by a vote of a majority of the Board of Directors then serving; provided, however, that the Chairman may not be removed as a director of the Company except in accordance with the Nevada Revised Statutes, our bylaws, and other applicable law.

In fiscal 2014, our independent directors designated Michael M. Fleming to serve as Lead Director. The Lead Director has specifically enumerated duties and responsibilities, which include:

●	advising and consulting with the Chairman regarding the information, agendas and schedules of Board and Board Committee meetings;
●	advising the Chairman as to the quality, quantity and timeliness of the information submitted by management to the independent directors;
●	recommending to the Board and the Board Committees the retention of advisers and consultants to report directly to the Board;
●	calling meetings of the independent directors, as appropriate, and serving as chairman of such meetings;
●	serving as principal liaison between the independent directors and the Chairman and between the independent directors and senior management;
●	ensuring that independent directors have adequate opportunities to meet and discuss issues in sessions of the independent directors without management being present;
●	communicating to management, as appropriate, the results of private discussions among independent directors;
●	chairing the meetings of the Board when the Chairman is not present; and
●	responding directly to stockholder and other stakeholder questions and comments that are directed to the lead independent director or to the independent directors as a group.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of the independent directors. The Board periodically holds regular executive sessions of the independent directors. These directors may designate one of their number to preside at each session, although it need not be the same director at each session. Regardless of the fact that these executive sessions are required by NASDAQ, we believe they are important vehicles to encourage open communication. Whether a presiding director is selected for each session or not, one among the directors present is designated to communicate the results of each such meeting to the full Board.

Board Meetings and Attendance

The Board of Directors met four times during fiscal 2014, with each meeting consuming two days (for a total of eight days). Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and committees on which he or she served.

Committees of the Board

The Board of Directors has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. With respect to the Audit Committee, the Committee delegated to its chairman the responsibility of meeting with our auditors and chief financial officer in connection with the quarterly reviews of the financial statements and filing of our Quarterly Reports on Form 10-Q. The chairman, Mr. Fleming, fulfilled that responsibility on four occasions during the fiscal year, and the full Audit Committee met with our auditors in connection with the completion of the audit of our financial statements and related matters. The Committee members took various actions by written consent during the fiscal year and spent many hours in informal consultation with one another, in addition to holding in person and telephonic meetings. The following table provides the current members of each Committee and the number of meetings held by each Committee during fiscal 2014:

Name	Audit	Compensation	Nominating and Governance
Michael M. Fleming	Chair	Chair
Charles B. Seidler	X		Chair
William S. Smith	X	X	X
Ann M. Veneman(1)		X	X
Total meetings in fiscal 2014	7	4	4

(1) Ms. Veneman will not be standing for reelection to the Board at the 2014 Annual Meeting of the Stockholders.

Audit Committee

The Audit Committee of the Board of Directors was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, to oversee our corporate accounting and financial reporting processes and audits of its financial statements. We are required to have an audit committee in order to maintain our listing on the NASDAQ Capital Market. Our Board of Directors has determined that each of the members of our Audit Committee satisfies the requirements for audit committee independence and financial literacy under the current rules and regulations of the SEC and the NASDAQ Stock Market. The board of directors has also determined that Mr. Fleming is an "audit committee financial expert" as defined in SEC rules and satisfies the financial sophistication requirements of NASDAQ. This designation does not impose on Mr. Fleming any duties, obligations or liabilities that are greater than is generally imposed on him as a member of our audit committee and our board of directors. In September 2014, Mr. Fleming attended a conference sponsored by the New York Stock Exchange on audit committee best practices and the Audit Committee has since implemented certain of the practices deemed appropriate.

The Audit Committee is responsible for, among other things:

●	selecting, hiring and terminating our independent auditors;
●	evaluating the qualifications, independence and performance of our independent auditors;
●	approving the audit and non-audit services to be performed by the independent auditors;
●	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
●	with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations;
●

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q; and

●

providing to the board of directors information and materials to make the board of directors aware of significant financial and audit-related matters that require the attention of the board of directors.

The Audit Committee acts under a written charter adopted and approved by our Board of Directors. A copy of the charter of our Audit Committee is available on the Investors page on our website located at www.swseedco.com.

The Audit Committee Report is included in this proxy statement beginning on page 30.

Compensation Committee

Our Board of Directors has determined that each member of our Compensation Committee meets the requirements for independence under the current NASDAQ rules, the non- employee director definition of Rule 16b-3 promulgated under the Exchange Act and the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. The Compensation Committee is responsible for, among other things:

●

overseeing our compensation policies, plans and benefit programs and making recommendations to the board of directors with respect to improvements or changes to the compensation plans and adoption of other plans;

●

reviewing and approving with respect to our chief executive officer and other executive officers: annual base salaries, annual incentive bonuses, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change of control agreements/provisions, signing bonuses or payments of relocation costs and any other benefits, compensation or arrangements;

●	evaluating and approving the corporate goals and objectives relevant to the compensation of our chief executive officer; and
●	administering our equity compensation plans.

The Compensation Committee acts under a written charter adopted and approved by our Board of Directors. A copy of the charter of our Compensation Committee is available on the Investors page on our website located at www.swseedco.com.

Nominating and Governance Committee

Our Board of Directors has determined that each member of our Nominating and Governance Committee meets the requirements for independence under the current rules of the SEC and NASDAQ.

The goal of the Nominating and Governance Committee is to ensure that the members of our Board of Directors have a variety of perspectives and skills derived from high-quality business and professional experience. The Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on our board of directors. To this end, the committee seeks nominees with high professional and personal integrity, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen and the ability to think strategically. Although neither we nor our Nominating and Governance Committee has a formal policy about diversity in the nominee selection process, our Nominating and Governance Committee charter states that the Committee's goal is to develop a diverse and experienced board. In the context of the existing composition and needs of the Board and its Committees, the Nominating and Governance Committee considers various factors, including, but not limited to, independence, age, diversity (which, in this context, means race, ethnicity and gender), integrity, skills, financial and other expertise, breadth of experience and knowledge about our business or industry. Although the Nominating and Governance Committee uses these and other criteria to evaluate potential nominees, we have not established any particular minimum criteria for nominees. After its evaluation of potential nominees, the Committee submits nominees to the Board of Directors for approval. When appropriate, the Nominating and Governance Committee may in the future retain executive recruitment firms to assist in identifying suitable candidates but has not done so in connection with this first Annual Meeting.

The Nominating and Governance Committee is responsible for, among other things:

●	assisting our Board of Directors in identifying prospective director nominees and recommending to our board of directors the director nominees for each annual meeting of stockholders;
●	evaluating the performance of current members of our Board of Directors;
●	ensuring that our Board of Directors is properly constituted to meet its fiduciary obligations to us and our stockholders and that we follow appropriate governance standards;
●	developing principles of corporate governance and recommending them to our board of directors;
●	overseeing compliance by our Board of Directors and its committees with applicable laws and regulations, including those promulgated by the rules of the SEC and NASDAQ; and
●	overseeing the evaluation of our Board of Directors and management.

The Nominating and Governance Committee acts under a written charter adopted and approved by our Board of Directors. A copy of the charter of our Nominating and Governance Committee is available on the Investors page on our website located at www.swseedco.com.

Board Attendance at Annual Stockholder Meetings

Although we have no formal policy, our Board expects our directors to attend our annual meetings of our stockholders. All eight of the then-serving Board members attended our 2013 annual meeting of stockholders.

Board Risk Oversight

Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full Board of Directors, our senior management are responsible for the day-to-day management of the material risks S&W faces. In its oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Annually, our Board of Directors will hold strategic planning sessions with senior management to discuss strategies, key challenges, risks and opportunities for S&W. This involvement of the Board of Directors in setting our business strategy is a key part of its oversight of risk management, its assessment of management's appetite for risk and its determination of what constitutes an appropriate level of risk for S&W. Additionally, our Board of Directors regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our Board of Directors and its Committees and as is otherwise needed, and are available to address any questions or concerns raised by the board on risk management and any other matters.

Each of our board committees oversees certain aspects of risk management. Our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations, and enterprise risks, generally. Our Nominating and Governance Committee oversees our corporate governance guidelines and governance- related risks, including such issues as board independence, as well as senior management and director succession planning. Our Compensation Committee oversees risks related to compensation policies and practices, and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with the Company's business strategy that do not encourage excessive risk-taking. The Board Committees will report their findings to the full board of directors at each regularly scheduled meeting and as is otherwise needed.

In connection with its oversight of compensation-related risks, our Compensation Committee will review an assessment by management of our company's compensation programs and practices for our employees, including our executive and non-executive programs and practices. In that review, the compensation committee will evaluate whether our policies and programs encourage unnecessary or excessive risk taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks.

Additional review or reporting on enterprise risks will be conducted as needed or as requested by the Board of Directors or a committee thereof.

Communications with the Board

Stockholders and interested parties who wish to contact our Board of Directors, our Chairman, any other individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of our Corporate Secretary. E-mail correspondence of this nature should be sent to secretary@swseedco.com, and other written correspondence should be addressed to S&W Seed Company, 25552 South Butte Avenue, Five Points, CA 93624, Attention: Secretary.

Our Corporate Secretary has undertaken to forward all written stockholder correspondence to the appropriate director(s), except for spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Secretary will determine, in his discretion, whether any response is necessary and may forward certain correspondence, such as customer-related inquiries, elsewhere within our company for review and possible response. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the audit committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Nominating and Governance Committee. Comments or questions regarding executive compensation will be referred to the Compensation Committee.

DIRECTOR COMPENSATION

Overview

Our director compensation program is designed to provide an appropriate incentive to attract and retain qualified non-employee board members who are willing to devote considerable time to the affairs of the Company. The program is also intended to recognize the time commitments and potential liability associated with serving on the board of a small but growing public company. During fiscal year 2014, four in-person Board meetings consumed a full two days each, for a total of eight days. The Compensation Committee is responsible for reviewing the cash and equity compensation for directors on an annual basis and making recommendations to the Board, in the event it determines changes are needed. During fiscal year 2014, the Compensation Committee engaged a compensation consultant, Frederic W. Cook & Co., Inc. ("Frederic W. Cook"), to provide advice with respect to non-employee director compensation. In addition, the Compensation Committee contracts with other corporate data providers to obtain information for the purpose of monitoring the compensation practices of similar companies.

Annual Retainer and Per Meeting Fees for Non-Employee Directors

In fiscal 2014, non-employee directors were paid an annual cash retainer of $10,000. Effective July 1, 2014, based on the advice from and discussions with Frederic W. Cook, the Compensation Committee recommended and the Board approved an increase of the annual cash retainer for non-employee directors from $10,000 to $20,000 for fiscal 2015. In addition to this annual cash retainer, the Chairman of the Audit Committee is paid an additional $20,000 per year cash retainer for his service in that capacity.

Over the past three fiscal years the Company has experienced significant growth in revenue--from $14,147,617 in fiscal 2012 to $51,533,643 in fiscal 2014--and in terms of geographical expansion, the Company's operations now include the Imperial and San Joaquin Valleys of California and Southern Australia. This rapid growth has required significant strategic direction and design and the Board considers the roles of its Chairman and Vice Chairman to be invaluable to this process. In order to compensate the Chairman and the Vice Chairman for their extraordinary contributions, including their continued efforts with respect to the Company's strategic initiatives, the Board paid additional board fees to each of them, as disclosed in the "Director Summary Compensation Table" below.

In addition to the annual retainer, non-employee directors receive:

●	$1,500 for each in-person board meeting attended;
●	$750 for each telephonic board meeting attended; and
●	$500 for each committee meeting attended, whether in person or telephonically.

We reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings and for other company-related out-of-pocket expenses they may incur from time to time.

Equity Compensation

Since our initial public offering in May 2010, we have included as part of our director compensation program an annual award of stock options to our directors under our Amended and Restated 2009 Equity Incentive Plan (the "2009 Plan"). Most recently, in January 2014, we awarded each of our directors a stock option to purchase 7,000 shares of common stock pursuant to the 2009 Plan. These awards vest in four quarterly installments over a period of one year. Effective July 1, 2014, based on the advice from and discussions with Frederic W. Cook, the Compensation Committee recommended and the Board approved the continuation of the annual director grant program for regular Board service with an annual award to each director of a stock option to purchase 7,000 shares.

Director Summary Compensation Table

The following table summarizes the fiscal 2014 compensation earned by each member of the Board other than Mr. Grewal, whose compensation is described under "Executive Compensation" beginning on page 17.

	Fees Earned or		Stock	Option	All Other
	Paid in Cash		Awards	Awards	Compensation	Total
	($)(1)		($)(2)	($)(2)	($)	($)
Glen D. Bornt	$22,000		$-	$5,429	$-	$27,429
Michael C. Culhane(3)	$18,250		$-	$5,429	$-	$23,679
Michael M. Fleming	$55,500	(4)	$-	$5,429	$-	$60,929
Mark J. Harvey	$138,500	(5)	$-	$5,429	$-	$143,929
Charles B. Seidler	$26,000		$-	$5,429	$-	$31,429
William S. Smith(6)	$-		$-	$-	$-	$-
Grover T. Wickersham	$183,500	(7)	$-	$5,429	$-	$188,929
Ann M. Veneman(3)	$21,000		$-	$17,653	$-	$38,653

____________

(1) See "Annual Retainer and Per Meeting Fees for Non-Employee Directors" for an explanation and breakdown of the cash fees.

(2) The amounts shown for option awards represent the aggregate grant date fair value of such awards granted to the directors as computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation-Stock Compensation. For each award, the grant date fair value is calculated using the closing price of our common stock on the grant date. These amounts do not correspond to the actual value that may be realized by the directors upon vesting or exercise of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

(3) Mr. Culhane and Ms. Veneman are not standing for election to the Board at the 2014 Annual Meeting of the Stockholders.

(4) This amount includes a retainer of a $40,000 paid to Mr. Fleming for his role as Chairman of the Audit Committee, in addition to the per meeting fees described below.

(5) This amount includes $50,000 paid to Mr. Harvey for his role as Non-Executive Vice Chairman of the Board and $55,000 in supplemental Board fees for his extraordinary services and time commitment, with the balance representing ordinary Board fees.

(6) Mr. Smith was elected to the Board on July 1, 2014 and, therefore, he was not paid any compensation in fiscal 2014.

(7) This amount includes $85,000 paid to Mr. Wickersham for his role as Non-Executive Chairman of the Board and $65,000 in supplemental Board fees for his extraordinary services and time commitment, with the balance representing ordinary Board fees.

EXECUTIVE COMPENSATION

As a smaller reporting company, we are not required to provide a separately-captioned "Compensation Discussion and Analysis" (a "CD&A") section. However, in order to provide a greater understanding to our stockholders regarding our compensation policies and decisions with respect to our Named Executive Officers, we are including the following narrative disclosure to highlight salient portions of a typical CD&A. This narrative disclosure should be read in conjunction with the Summary Compensation Table and related tables that are presented elsewhere in this proxy statement.

Compensation Philosophy and Processes

Compensation for our executives and key employees is designed to attract and retain people who share our vision and values and who can consistently perform in such a manner that enables the Company to achieve its strategic goals. The Compensation Committee believes that the total compensation package for each of the Named Executive Officers is competitive with the market, thereby allowing us to retain executive talent capable of leveraging the skills of our employees and our unique assets in order to increase stockholder value. Our Named Executive Officers refers to those executive officers identified in the Summary Compensation Table below. Our Named Executive Officers for fiscal year 2014 included the following individuals: Mark S. Grewal, President and Chief Executive Officer; Matthew K. Szot, Executive Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Corporate Secretary; and Danielson b. Gardner, Vice President of Breeding and Genetics.

Our executive compensation program is designed to attract and retain individuals with the skills required to enable the Company to achieve its strategic goals. The program seeks to remain competitive with the market while also aligning the executive compensation program with stockholder interests through the following types of compensation: (i) base salary; (ii) annual cash-based incentive bonuses; and (iii) equity-based incentive awards.

Key Executive Compensation Objectives

The compensation policies developed by the Compensation Committee are based on the philosophy that compensation should reflect both the Company's performance, financially and operationally, and the individual performance of the executive. The Compensation Committee's objectives when setting compensation for our Named Executive Officers include:

  Setting compensation levels that are sufficiently competitive such that they will motivate and reward the highest quality individuals to contribute to our goals, objectives and overall financial success. This is done in part through reviewing and comparing the compensation of other companies in our peer group, as developed in consultation with Frederic W. Cook.
  Retaining executives and encouraging their continued quality service, thereby encouraging and maintaining continuity of the management team. Our competitive base salaries combined with cash and equity incentive bonuses, retirement plan benefits and the vesting requirements of our equity-based incentive awards, encourage high-performing executives to remain with the Company.
  Incentivizing executives to appropriately manage risks while attempting to improve our financial results, performance and condition.
  Aligning executive and stockholder interests. The Compensation Committee believes the use of equity compensation as a key component of executive compensation is a valuable tool for aligning the interests of our Named Executive Officers with those of our stockholders.

Key Compensation Decisions and Developments for Fiscal Year 2014

  Base Pay. During fiscal year 2014, none of our Named Executive Officers received an increase in base pay. However, effective August 6, 2014, our Executive Vice President and Chief Financial Officer did receive an increase in base pay to $250,000, in recognition of his achieving individual performance goals, and taking on additional responsibilities and in an attempt to move closer to the median within the Company's peer group.
  Cash-Based Incentive Compensation. In fiscal year 2014, cash-based incentive compensation bonuses were not paid to our Named Executive Officers because of the non-achievement of performance goals and the substantial decline in the market price of the Company's stock as compared to fiscal year 2013.
  Equity-Based Incentive Compensation. In fiscal year 2014, we granted the following equity-based awards to our Named Executive Officers (all of which were lower than recommended by Frederic W. Cook): to our President and Chief Executive Officer, a stock option to purchase 10,000 shares of common stock and a stock option to purchase 7,000 shares of common stock; to our Executive Vice President and Chief Financial Officer, a stock option to purchase 10,000 shares of common stock and a stock option to purchase 5,000 shares of common stock; and to our Vice President of Breeding and Genetics a stock option to purchase 10,000 shares of common stock and a stock option to purchase 5,000 shares of common stock.

General Objectives of the Compensation Program

The compensation program for our Named Executive Officers is designed to align management's incentives with the interests of our stockholders and to be competitive with comparable employers. Our compensation philosophy recognizes the value of rewarding our Named Executive Officers for their past performance and motivating them to continue to excel in the future. The Compensation Committee has developed and maintains a compensation program that rewards superior performance of both the Company and of each individual executive, and seeks to encourage actions that drive our business strategy. Our compensation strategy is to provide a competitive opportunity for senior executives taking into account their total compensation packages, which include a combination of base salary, cash-based incentive bonuses, and equity-based incentive bonuses. At the Named Executive Officer level, our incentive compensation arrangements are designed to reward the achievement of year-to-year operating performance goals.

Oversight of Executive Compensation

The Role of the Compensation Committee in Setting Compensation. Our Compensation Committee determines and recommends to our Board of Directors the compensation of our executive officers. The Compensation Committee also administers the 2009 Plan. The Compensation Committee reviews base salary levels for executive officers of our company and recommends raises and bonuses based upon the company's achievements, individual performance and competitive and market conditions. The Compensation Committee may delegate certain of its responsibilities, as it deems appropriate, to compensation subcommittees or to our officers, but it has not elected to do so thus far.

The Role of Executives in Setting Compensation. While the Compensation and Committee does not delegate any of its functions to others in setting the compensation of senior management, several members of senior management participate in the Compensation and Executive Committee's executive compensation process. For example, the Compensation Committee takes into consideration recommendations of our senior management on compensation decisions for subordinate executive officers other than themselves, based upon their ongoing experiences in working with such subordinate executive officers. Our Named Executive Officers do not participate in discussions regarding their own compensation.

The Role of Consultants in Setting Compensation. Historically, the Compensation Committee has not retained compensation consultants to assist it in its review of executive compensation although it is empowered by its charter to do so. However, in late fiscal year 2014, the Compensation Committee decided to engage Frederic W. Cook to provide analysis, advice and recommendations on executive compensation to the Committee on a going-forward basis. Frederic W. Cook does not provide any other services for us. At the Committee's request, Frederic W. Cook performed the following services in fiscal 2014:

  reviewed and opined on our executive compensation program;
  provided and analyzed data relating to a peer group of 14 similarly-sized companies;
  provided and analyzed data for various elements of executive compensation; and
  reviewed and opined on our executive and Board compensation programs.

The Compensation Committee intends to analyze and consider the information provided by senior management and Frederic W. Cook to determine the appropriate program design and the level and mix of each compensation element for our executive management in fiscal 2015. As the Compensation Committee deems necessary or helpful, it may again retain the services of compensation consultants in connection with the establishment and development of our compensation philosophy and programs in the future.

Elements of Compensation

The material elements of the compensation program for our Named Executive Officers include: (i) base salary; (ii) cash-based incentive bonuses; and (iii) equity-based incentive awards.

Base Salaries. We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to us and competitiveness of the market. Salaries for our Named Executive Officers are determined by the Compensation Committee based on the following factors: nature and responsibility of the position and, to the extent available, salary norms for comparable positions; the expertise of the individual executive; and the competitiveness of the market for the executive's services. The Compensation Committee believes that the base salary of each of the Named Executive Officers is, particularly in light of each of their total compensation packages, competitive with the market.

Performance Cash-Based Incentive Bonuses. Our practice is to award cash-based incentive bonuses based upon the achievement of performance objectives or significant accomplishments as established by the Compensation Committee from time-to-time in its discretion.

Performance Equity-Based Incentive Awards. It is our objective to have a substantial portion of each Named Executive Officer's compensation contingent upon overall corporate and segment performance as well as upon his own level of performance and contribution towards such corporate performance. Our Compensation Committee believes that equity-based awards for the achievement of defined objectives or significant accomplishments create value for the Company and aligns the executive's compensation with the interests of our stockholders.

Executive Officer Compensation

The following Summary Compensation Table sets forth certain information regarding the compensation earned during fiscal 2014 by our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of the end of fiscal 2014. These individuals are referred to herein as our "Named Executive Officers."

Summary Compensation Table
						All Other
				Stock	Option	Compen-
		Salary	Bonus	Awards	Awards	sation		Total
	Year	($)	($)	($)(1)	($)(1)	($)		($)
Mark S. Grewal	2014	$300,000	$-	$-	$17,493	$10,400	(2)	$327,893
	2013	$262,500	$130,000	$1,066,000	$29,406	$13,000	(3)	$1,500,906
Matthew K. Szot	2014	$200,000	$-	$-	$15,409	$8,758	(2)	$224,167
	2013	$177,083	$170,000	$1,066,000	$29,406	$-		$1,442,489
Danielson B. Gardner	2014	$175,000	$-	$-	$15,409	$22,456	(4)	$212,865
	2013	$114,583	$-	$-	$58,813	$18,642	(5)	$192,038

__________

(1) The amounts shown for stock awards and option awards represent the aggregate grant date fair value of such awards granted to the Named Executive Officers as computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation-Stock Compensation. For each award, the grant date fair value is calculated using the closing price of our common stock on the grant date and, in the case of the restricted stock awards, assuming 100% probability of achievement of conditions for full vesting as of the grant date. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers upon vesting or exercise of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014. The value of the stock awards is considerably less today than reflected in the table because of the decline in the price of our common stock relative to the date on which the amounts reflected in the table were calculated, at which time the common stock was valued at $10.66 per share. Accordingly, the net realizable pay to our Named Executive Officers is significantly less than the values expressed in this table.
(2) Amount represents 401(k) matching contributions.
(3) Amount represents the monthly car allowance.
(4) Amount represents the monthly car allowance, health insurance premiums and 401(k) matching contributions.
(5) Amount represents the monthly car allowance and health insurance premiums.

Outstanding Equity Awards at Fiscal Year End 2014

The following table sets forth information regarding each unexercised option award held by our Named Executive Officers as of June 30, 2014.

	Option Awards					Stock Awards
	Number of					Number of		Market Value
	Securities			Option		Shares or Units		of Shares or
	Underlying Unexercised			Exercise	Option	of Stock that		Units of Stock
	Options (#)			Price	Expiration	have not Vested		that have not
	Exercisable	Unexercisable		($)	Date	(#)		Vested ($)
Mark S. Grewal	100,000	-		$4.00	March 9, 2015
	75,000	-		$4.00	June 14, 2015
	75,000	-		$4.20	October 24, 2016
	12,500	12,500	(3)	$7.20	December 8, 2017
	1,667	8,333	(4)	$6.14	December 10, 2018
	1,750	5,250	(5)	$6.23	January 31,2019
						11,000	(1)	$71,390	(1)
						66,112	(2)	$429,067	(2)
Matthew K. Szot	25,000	-		$4.00	March 9, 2015
	50,000	-		$4.20	October 24, 2016
	12,500	12,500	(3)	$7.20	December 8, 2017
	1,667	8,333	(4)	$6.14	December 10, 2018
	417	4,583	(6)	$6.23	January 31, 2019
						6,666	(1)	$43,262	(1)
						66,112	(2)	$429,067	(2)
Danielson B. Gardner	33,336	16,664	(3)	$7.20	December 8, 2017
	1,667	8,333	(4)	$6.14	December 10, 2018
	417	4,583	(6)	$6.23	January 31, 2019

__________

(1) Restricted stock awards, which were made on May 7, 2012, are not subject to performance targets but vest with the passage of time in three annual installments beginning on May 7, 2013. The market value of the restricted shares is based on a closing price of $6.49, which was the closing price on June 30, 2014, the last trading day of fiscal 2014. This value does not reflect the decline in the market price of our common stock since June 30, 2014.
(2) Restricted stock unit awards, which were made on March 16, 2013, are not subject to performance targets but vest with the passage of time beginning on July 1, 2013. The market value of the restricted stock units is based on a closing price of $6.49, which was the closing price on June 30, 2014, the last trading day of fiscal 2014. This value does not reflect the decline in the market price of our common stock since June 30, 2014.
(3) Options vest in twelve quarterly installments on the first day of the fiscal quarter. Vesting commenced on January 1, 2013 and will continue through October 1, 2015. As of the date of this proxy statement, these options are out of the money.
(4) Options vest in twelve quarterly installments on the first day of the fiscal quarter. Vesting commenced on January 1, 2014 and will continue through October 1, 2016. As of the date of this proxy statement, these options are out of the money.
(5) Options vest in four quarterly installments on the first day of the fiscal quarter. Vesting commenced on April 1, 2014 and will continue through January 1, 2015. As of the date of this proxy statement, these options are out of the money.
(6) Options vest in twelve quarterly installments on the first day of the fiscal quarter. Vesting commenced on April 1, 2014 and will continue through January 1, 2017. As of the date of this proxy statement, these options are out of the money.

Employment Agreements

Mr. Grewal

On February 26, 2013, we entered into a new employment agreement with our President and Chief Executive Officer, Mark S. Grewal (the "Grewal Employment Agreement"), pursuant to which Mr. Grewal agreed to continue to serve in these positions for a three-year term, effective January 1, 2013. The Grewal Employment Agreement provides for an employment term commencing on January 1, 2013 and ending on December 31, 2016. Mr. Grewal also serves as a member of our Board of Directors, and he continues to serve as a director under the Grewal Employment Agreement subject to the Company's corporate governance and director election policies and procedures.

The Grewal Employment Agreement sets forth Mr. Grewal's initial base salary at the annual rate of $300,000 and the right to receive periodic bonuses in the future at the discretion of our Compensation Committee. All components of Mr. Grewal's compensation under the Employment Agreement, including base salary and bonuses, will be subject to regular review by the Compensation Committee.

The Grewal Employment Agreement also provides that, while employed, Mr. Grewal will be entitled to participate in the Company's equity incentive plans (as administered by the Compensation Committee), as well as other Company benefit and perquisite plans and policies in accordance with their terms as in effect from time to time, on the same basis as such benefits are generally made available to other executive officers of the Company. Mr. Grewal will be provided with an automobile at the Company's expense and will also receive a one-time payment of $5,000 as reimbursement for automobile insurance, maintenance and repairs incurred during the term of Mr. Grewal's prior employment agreement.

If Mr. Grewal's employment is terminated by the Company without cause, he will be entitled to compensation and other benefits (such as accrued but unused vacation) that have accrued but not yet been paid, and subject to his execution and delivery of a release of claims against the Company, he will be entitled to receive from the Company: a cash severance payment equal to six months of Mr. Grewal's base salary immediately prior to his termination and the full vesting of all stock options or other equity grants awarded to him pursuant to the Company's equity incentive plans. If Mr. Grewal's employment is discontinued as the result of a change of control, he will be entitled to compensation and other benefits that have accrued but not yet been paid, a cash severance payment equal to twelve months of Mr. Grewal's base salary immediately prior to the change of control, and the full vesting of all stock options or other equity grants awarded to him pursuant to the Company's equity incentive plans. If Mr. Grewal's employment is terminated for cause, he will only be entitled to the compensation and other benefits that have accrued but not yet been paid, and all future vesting of equity awards then held by him will cease immediately. In the event that Mr. Grewal's employment is terminated due to Mr. Grewal's death or disability, he will be entitled to receive compensation and other benefits that have accrued but not yet been paid and any equity awards held by him will vest if and to the extent provided in the applicable plan and award agreements.

Mr. Szot

On August 6, 2014, we entered into an amendment to the employment agreement (the "Amendment") with our Executive Vice President of Finance and Administration and Chief Financial Officer. The Amendment memorialized the following modifications to Mr. Szot's Employment Agreement with the Company dated April 1, 2013 (the "Szot Employment Agreement"): (i) Mr. Szot's title was changed from "Senior Vice President of Finance and Chief Financial Officer" to "Executive Vice President of Finance and Administration and Chief Financial Officer;" (ii) the term of the Employment Agreement was extended by six months, with the termination date now being September 30, 2016 instead of March 31, 2016; and (iii) Mr. Szot's base salary was increased from $200,000 to $250,000 per year.

The Szot Employment Agreement provides Mr. Szot with the right to receive periodic bonuses in the future at the discretion of our Compensation Committee. On April 2, 2013, Mr. Szot received a one-time signing bonus payment of $40,000, in part in recognition of his efforts in completing the acquisition of Seed Genetics International. All components of Mr. Szot's compensation under the Szot Employment Agreement, including yearly base salary and bonuses, will be subject to regular review by the Compensation Committee.

The Szot Employment Agreement also provides that, while employed, Mr. Szot will be entitled to participate in the Company's equity incentive plans (as administered by the Compensation Committee), as well as other Company benefit and perquisite plans and policies in accordance with their terms as in effect from time to time, on the same basis as such benefits are generally made available to other executive officers of the Company.

If Mr. Szot's employment is terminated by the Company without cause, he will be entitled to compensation and other benefits (such as accrued but unused vacation) that have accrued but not yet been paid, and subject to his execution and delivery of a release of claims against the Company, he will be entitled to receive from the Company: a cash severance payment equal to twelve months of Mr. Szot's base salary immediately prior to his termination and the full vesting of all stock options or other equity grants awarded to him pursuant to the Company's equity incentive plans. If Mr. Szot's employment is discontinued as the result of a change of control, he will be entitled to compensation and other benefits that have accrued but not yet been paid, a cash severance payment equal to twelve months of Mr. Szot's base salary immediately prior to the change of control, and the full vesting of all stock options or other equity grants awarded to him pursuant to the Company's equity incentive plans. If Mr. Szot's employment is terminated for cause, he will only be entitled to the compensation and other benefits that have accrued but not yet been paid, and all future vesting of equity awards then held by him will cease immediately. In the event that Mr. Szot's employment is terminated due to Mr. Szot's death or disability, he will be entitled to receive compensation and other benefits that have accrued but not yet been paid and any equity awards held by him will vest if and to the extent provided in the applicable plan and award agreements.

Mr. Gardner

On October 15, 2012, we entered into a three-year employment agreement with Danielson B. Gardner, our Vice President of Breeding and Genetics. Under the terms of the employment agreement, Mr. Gardner is paid an annual salary of $175,000. He is also eligible to receive bonus compensation from time to time in acknowledgment of his achievements and efforts. Such bonuses, if any, will be in payable solely at the discretion of our Compensation Committee. Mr. Gardner is also eligible to participate in the Company's equity incentive plans as in effect from time to time and to receive the package of benefits generally available to the Company's employees.

In the event Mr. Gardner's employment with us is terminated without cause, he will be entitled to 12 months of his then-current base salary, payable on the date of termination. If Mr. Gardner's employment is terminated without cause prior October 15, 2014, all of his then outstanding stock option grants and other equity awards will vest in full and be non-forfeitable as of the termination date. In the event of a change in control (as defined in the employment agreement) and provided that Mr. Gardner is not offered a comparable position by the surviving corporation (as defined in the employment agreement), he will be entitled to receive a cash severance payment equal to 12 months of his then-current base salary. In addition, all of his then-outstanding stock option grants and other equity awards will vest in full and be non-forfeitable immediately before the date of the change in control or termination date. If Mr. Gardner is terminated by us for cause, all further payments of compensation and vesting of his equity awards will terminate immediately. In the event of termination for any other reason, Mr. Gardner will be paid any accrued and unpaid base salary up to the date of termination and to receive the benefits or compensation due to him under the terms of any employee benefit and compensation agreements or plans and under which he has a vested right (including any right that vests in connection the termination of his employment), and rights to indemnification.

2009 Equity Incentive Plan

Our 2009 Plan authorizes the grant and issuance of options and other equity compensation, including stock appreciation rights, restricted stock awards, restricted stock units, performance awards and other stock-based compensation to employees, officers, directors and consultants. A total of 1,700,000 shares of common stock are currently reserved for issuance under the 2009 Plan.

As of June 30, 2014, we had 1,122,000 options, 280,000 restricted stock units, and 73,000 shares of restricted stock granted under the 2009 Plan. As of June 30, 2014, there were 225,000 shares available for future issuances under the 2009 Plan.

There have been no exercises of outstanding options by the Named Executive Officers since inception of the 2009 Plan.

PROPOSAL 1
ELECTION OF DIRECTORS

General

The business and affairs of our company are managed under the direction of the Board of Directors, as provided by Nevada law and our Bylaws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by our officers and employees. The directors are kept informed of our company operations at meetings of the Board, through reports and analyses prepared by, and discussions with, company management.

Our Articles of Incorporation provide that the number of members of the Board of Directors may be set by the Board. The Board has currently set its size at nine members. That number may be changed by further resolution of the Board or by an amendment to the Bylaws approved by the stockholders or the Board. A Board consisting of eight directors is to be elected at the Annual Meeting.

Our directors are elected in uncontested elections by a majority vote. In contested director elections, elections whereby the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes cast and the nominees receiving the greatest numbers of votes will be elected to serve as directors. The election of directors at this year's Annual Meeting is an uncontested election and thus the majority voting standard applies.

To be elected in an uncontested election, a director must receive the affirmative vote of a majority of the votes cast with respect to the director's election. This means that a director will be elected if the number of votes cast for that director's election exceeds the number of votes cast against that nominee's election. Broker non-votes and abstentions will not be counted as votes cast, and, accordingly, will have no effect on the election of directors. If an incumbent director is not elected and no successor has been elected at the meeting, he or she shall promptly tender his or her conditional resignation following certification of the vote. The Nominating and Governance Committee shall consider the resignation offer and recommend to the Board whether to accept such offer. The Board will endeavor to act on the recommendation within 90 days following the recommendation. Thereafter, the Board will promptly disclose its decision whether to accept the director's resignation offer (and its rationale for rejecting the offer, if applicable) in a press release and filing an appropriate disclosure with the SEC. If the Board accepts the resignation, then the Board, in its sole discretion, may, pursuant to the Company's bylaws, fill any resulting vacancy or may decrease the size of the Board.

Nevada corporate law does not require cumulative voting in the election of directors, and neither our Articles of Incorporation nor Bylaws provide for cumulative voting.

The Board proposes that the eight director-nominees named in the following summary be elected as our directors, each to hold office until the 2015 Annual Meeting of Stockholders.

Nominees for Director

Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company's eight nominees. Each of the following eight directors has been nominated for election at the Annual Meeting: Glen D. Bornt, Michael M. Fleming, Mark S. Grewal, Mark J. Harvey, Charles B. Seidler, William S. Smith, Grover T. Wickersham and Mark Wong (each, a "Nominee," and collectively, the "Nominees"). Mr. Culhane and Ms. Veneman have decided not to stand for reelection at this year's Annual Meeting of Stockholders to focus on and pursue their other business interests and obligations. Accordingly, the director terms of Mr. Culhane and Ms. Veneman will expire immediately following this year's Annual Meeting. In July 2014, the Board decided to increase its size from eight to nine directors and elected Nominee, William S. Smith, to fill the newly created vacancy. Mr. Smith was identified as a director candidate and was recommended for service on the Board by Michael Fleming. Mr. Wong was identified as a director candidate by Matthew Szot and was recommended for service on the Board by Messrs. Harvey, Fleming, Smith and Wickersham. Currently, the Board believes that eight or nine directors is the appropriate size for the Board. As a result of the July 2014 increase in the Board size from eight to nine directors, there will be one vacancy on the Board if all the Nominees are elected at the Annual Meeting.

If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to, or for good cause will not, serve as a director, and each nominee has confirmed that he or she will serve on the Board if elected.

Information Regarding Nominees

A brief summary of each nominee's principal occupation and other information follows. None of the directors, nominee for director or executive officers were selected pursuant to any arrangement or understanding. There are no family relationships among our directors, director nominees or executive officers.

Grover T. Wickersham (Age 65)
Non-executive Chairman of the Board, S&W Seed Company

Mr. Wickersham is a founder of the Company and has served as Chairman of the Board since its incorporation in October 2009. Mr. Wickersham is the President and CEO of Glenbrook Capital Management, which is the manager of a partnership that invests primarily in the securities of public companies. Between October 2007 and December 2012, Mr. Wickersham served in various managerial capacities of Triangle T Partners, LLC ("TTP") and its predecessor, Triangle T Ranch, a farm in California's Central Valley. For more than five years, Mr. Wickersham has served as the Chairman of the Board of Trustees of Purisima Fund, a mutual fund advised by Fisher Investments of Woodside, California, which fund has assets under management of approximately $375 million. Between 1976 and 1981, Mr. Wickersham served as a Staff Attorney, and then as a Branch Chief, of the U.S. Securities and Exchange Commission. He holds an A.B. from the University of California at Berkeley, an M.B.A. from Harvard Business School and a J.D. from University of California, Hastings College of the Law. The Nominating and Governance Committee and the Board of Directors believe that Mr. Wickersham should be re-elected to the Board because of his experience and knowledge of corporate finance and strategic planning, his experience and knowledge of operational matters gained as a past and present director of other public and private companies, and his knowledge of our company, its markets and operations developed over his tenure as a director of the Company.

Mark S. Grewal (Age 58)
President and Chief Executive Officer, S&W Seed Company

Mr. Grewal was appointed our President, Chief Executive Officer and a director in October 2009. Beginning in February 2009 until October 2009, he provided advisory services to S&W Seed Company, our predecessor general partnership (the "Partnership"). He became our full-time employee in October 2010. Since October 2009, he also has held the title of President and manager of our subsidiary, Seed Holding, LLC. Mr. Grewal served as the Chief Executive Officer, President and Farm Manager of Chowchilla, California-based Triangle T Partners, LLC ("TTP") from February 2009 through October 2010 and held the same positions with Triangle T Ranch, Inc. ("TTR"), the parent of TTP during the same period. At TTP and TTR, Mr. Grewal was responsible for all operations involved in farming a 13,000 acre diversified farming operation. From January 2006 until he joined TTR, Mr. Grewal was the principal of Grewal Consulting, in Lemoore, California, where he addressed water, land, drainage and fertilizing, herbicide and insecticide management issues. From February 2005 to December 2006, Mr. Grewal served as the Chief Operations Officer of SK Foods, in Lemoore, California, a leading grower and processor of vegetable products for remanufacturers, retail and foodservice markets ("SK Foods"). His responsibilities included being in charge of procuring raw products to ensure proper plant production, with the goal of maximizing cost benefits. Prior thereto, Mr. Grewal served in various executive management and operational roles for over 26 years with JG Boswell, Co., in Corcoran, California, a very large grower of agricultural crops. From 1999 to February 2005, Mr. Grewal served as the Vice President of Ranching and a member of the Board of Director of JG Boswell, Co. At both SK Foods and JG Boswell, he managed over 300 employees. Mr. Grewal is Chairman of the Plant Science Advisory Council of California State University and a member of the Leadership Committee of California State University, Fresno. Mr. Grewal earned a B.S. in Agronomy from California State University, Fresno, and an M.A. in Leadership from Saint Mary's College, Moraga, California. He is also a graduate of the California Agricultural Leadership Program (Class 28). The Nominating and Governance Committee and the Board of Directors believe that Mr. Grewal should be re- elected to the Board because his many years of experience working in various positions at major agricultural firms in the Central Valley contribute to both his invaluable insights and strategic thinking relevant to our business, as well as his numerous contacts in the farming community, all of which are of great benefit to our board and our company.

Glen D. Bornt (Age 56)
President, Imperial Valley Milling Co.

Mr. Bornt was elected to our Board in December 2012. Mr. Bornt is being nominated to begin service as a member of our board following the Annual Meeting. Since 1987, he has been the President of Imperial Valley Milling Co., where he serves as chief executive officer and on-site manager. Concurrently, since September 2007, he also has served as Vice President of Imperial Valley Seeds, Inc. Mr. Bornt earned a BS degree in Agriculture Management from California Polytechnic State University, San Luis Obispo. The Nominating and Governance Committee and the Board of Directors believe that Mr. Bornt should be elected by the stockholders because his 25 years of experience in the agriculture seed industry specializing in alfalfa seed will bring invaluable expertise to our boardroom as we continue to expand our seed business geographically and with new varieties.

Michael M. Fleming (Age 65)
Member, Ryan, Swanson & Cleveland, PLLC

Mr. Fleming was elected to our Board in October 2009. In January 2014, after spending fourteen years as an attorney for Lane Powell PC, Mr. Fleming joined Ryan, Swanson & Cleveland, PLLC in Seattle, Washington, and is specializing in real estate, dispute resolution, securities and environmental matters. He has also been the president and owner of Kidcentre, Inc., a company in the business of providing child care services in Seattle, since July 1988. Since April 1985, he has also been the president and owner of Fleming Investment Co., an investment company. Since 1997, he has served as a director, serving as chairman of the board since October 2012 of Jones Soda Co., a developer, marketer, producer and distributor of premium beverages, located in Seattle. Mr. Fleming holds a Bachelor of Arts degree from University of Washington and a law degree from the University of California, Hastings College of the Law. Mr. Fleming was elected in 2013 to serve as Trustee of the Board of University of California, Hastings College of the Law. The Nominating and Governance Committee and the Board of Directors believe that Mr. Fleming should be re-elected to the Board because of his experience as president and owner of other businesses, his service on other boards and his legal background, all of which contribute legal and business expertise.

Mark J. Harvey (Age 59)
Non-executive Vice Chairman of the Board, S&W Seed Company

On April 1, 2013, Mr. Harvey became Vice Chairman of Board of Directors of the Company. Mr. Harvey has more than 35 years of experience in production processing and marketing of seed to many parts of the world, particularly branded alfalfa and clover. Mr. Harvey managed a 10,000-acre family farm producing seed, wheat and pulse crops, along with wool and beef, from 1976 until 1996 when the company he founded, Paramount Seeds, was sold to Elders Ltd. While with Elders, he was manager of their national and international seed business from 1996 until 2001. In 2002, he was a founding partner of Seed Genetics International where he focused primarily on marketing and distribution. Mr. Harvey was educated at Cunderdin Agricultural College in West Australia. The Nominating and Governance Committee and the Board of Directors believe that Mr. Harvey should be re-elected to the Board because of his extensive experience in the seed industry, which contributes valuable business expertise.

Charles B. Seidler (Age 37)
Executive Director, Nomura Securities

Mr. Seidler was elected to our Board in June 2010. Mr. Seidler joined Nomura Securities as an executive director and senior member of a proprietary trading group in New York, New York in June 2010. Prior thereto, from January 2007 through June 2010, Mr. Seidler held various senior positions at Deutsche Bank AG in Tokyo, Japan, including Head of JPY/UST International Sales (from March 2009 until his departure in June 2010), JPY Flow Trader (from September 2008 to March 2009) and Rates Proprietary Trader from January 2007 to September 2008. Between March 2003 and January 2007, Mr. Seidler was Co-Portfolio Manager of Caxton Associates, L.L.C., the macro hedge fund, New York, New York, where he focused on macro and relative value trading with a particular focus on the Japanese markets. He currently and during the last five years has served on numerous corporate boards of directors, however, none of them are companies with a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended. Mr. Seidler has a Masters of Arts Degree from Colgate University. Because of Mr. Seidler's extensive experience in the corporate boardroom and his financial expertise, he brings to our Board a level of professionalism and perspective that we believe is invaluable. Accordingly, the Nominating and Governance Committee and the Board of Directors believe that Mr. Seidler should be re-elected to the Board.

William S. Smith (Age 63)
President and Founder, Wm Smith & Co.

Mr. Smith was elected to our Board in July 2014. Mr. Smith has served as President of Wm Smith & Co., a FINRA registered broker-dealer and institutional research firm founded by him, since 1992. Prior to joining the securities industry, Mr. Smith held positions of increasing responsibility within the energy exploration sector, including his service as the president and a board member of Sheffield Exploration Company, Inc. from 1983 to 1986. Mr. Smith holds a B.A. from the University of Northern Iowa. In 1999, Mr. Smith was appointed by Governor Bill Owens to the Colorado Commission on Science and Technology. From 1995 to 2012, Mr. Smith served as a board member of the University of Northern Iowa Foundation. Because of Mr. Smith's extensive business background, he brings to our Board a level of professionalism and perspective that we believe is invaluable. Accordingly, the Nominating and Governance Committee and the Board of Directors believe that Mr. Smith should be re-elected to the Board.

Mark Wong (Age 65)
Chairman, Agrivida

Mark Wong has more than 35 years of experience in agribusiness with particular expertise in technology integration and commercialization. Since 2008, he has been Chairman of the Board or CEO of Agrivida, a company that is developing and commercializing high-performance products that incorporate novel, regulated proteins precisely engineered for specific applications in a variety of markets, including animal nutrition, bio-based fuels and chemicals, and industrial enzymes. Formerly, he was founder and CEO, from 1999 to 2006, of Emergent Genetics, Inc., an international seed biotech company and, from 2009 to the present, he is a founder and partner at Colorado Financial Holdings, a private venture investment and investment bank that specializes in the agricultural, energy and biotechnology sectors. He also has previous founding and management experience in these areas, including, from 1987 to 1992, Agracetus (CEO), a plant biotechnology company; from 1979 to 1987, Agrigenetics (Founder and COO), a seed and biotechnology company; and, from 2009 to 2014, BioFuel Energy Corp. (Chairman), a corn ethanol company. Mr. Wong's experience includes operations management, technology assessment, business acquisition and divestiture, and international business, and, as a result, the Nominating and Governance Committee and the Board of Directors believe that Mr. Wong should be elected to the Board. Mr. Wong holds a B.S. in Chemical Engineering from Lehigh University and an M.B.A. from The Wharton School of Finance.

Required Vote

To be elected, each of the eight nominees must receive the affirmative vote of a majority of the votes cast with respect to such nominee. Broker non-votes and abstentions will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected M&K CPAS, PLLC, our independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending June 30, 2015. M&K CPAS, PLLC has audited our consolidated financial statements since our inception in 2009 and also audited the predecessor entities in 2008. As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee's selection of M&K CPAS, PLLC as our independent registered public accounting firm for fiscal 2015.

A representative of M&K CPAS, PLLC will be available by telephone during the Annual Meeting. He will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

Ratification of the selection of M&K CPAS, PLLC requires that the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting vote "FOR" this Proposal No. 2. An "Abstention" vote will not be counted as having been cast and therefore, will have no effect on the outcome. Discretionary votes by brokers, banks and related agents on this routine proposal will be counted towards the quorum requirement and will affect the outcome of the vote.

Stockholder ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nevertheless, our Board of Directors is submitting the selection of M&K CPAS, PLLC to our stockholders for ratification. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain M&K CPAS, PLLC. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of Synopsys and our stockholders.

A majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF M&K CPAS, PLLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2015.

AUDIT COMMITTEE MATTERS

Fee and Services of Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by M&K CPAS, PLLC for the audit of our annual financial statements and fees billed for all other services rendered by M&K CPAS, PLLC during the following fiscal years.

	Fiscal Year Ended
	June 30, 2014	June 30, 2013
Audit fees	$111,365	$77,255
Audit-related fees(1)	-	31,400
Tax fees(2)	-	-
Total fees	$111,365	$108,655

_________

(1) These fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under "Audit Fees." These fees primarily consist of acquisition audits of IVS.
(2) These fees consist of amounts paid for federal, state, local and foreign tax compliance, tax advice and tax planning and related matters.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

Our Audit Committee charter provides that the Audit Committee will approve the fees and other significant compensation to be paid to our independent auditors, and pre-approve all audit services and all non-audit services of independent auditors permitted under applicable law. The charter also provides that the Audit Committee may establish other pre-approval policies and procedures for the engagement of independent auditors to render services to us, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting. All fees listed above paid to our independent auditors during fiscal 2013 and 2014 were for work performed by the independent auditors' full-time, permanent employees.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of its independent registered public accounting firm and has concluded that it is.

AUDIT COMMITTEE REPORT

The Board of Directors has prepared the following report on its activities with respect to our audited financial statements for the fiscal year ended June 30, 2014.

Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations.

The independent registered public accounting firm is responsible for planning and performing an independent audit of our financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In connection with the audited consolidated financial statements for the fiscal year ended June 30, 2014, the Audit Committee has:

(1) reviewed and discussed the audited consolidated financial statements with management;

(2) discussed with M&K CPAS, PLLC, our independent registered public accounting firm (the "Auditors"), the matters required to be discussed by the statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T; and

(3) received the written disclosures and the letter from the Auditors required by applicable requirements of the PCAOB regarding the Auditors' communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors' independence.

Based upon these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in S&W Seed Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed with the Securities and Exchange Commission. Our Board has approved this inclusion.

AUDIT COMMITTEE

Michael M. Fleming, Chairman
Charles B. Seidler

William S. Smith

_________

The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Parties

Imperial Valley Milling

Glen D. Bornt, a member of the Company's Board of Directors, is the founder and President of Imperial Valley Milling Co. ("IVM"). He is its majority shareholder and a member of its Board of Directors. Fred Fabre, the Company's Vice President of Sales and Marketing, is a minority shareholder of IVM. IVM had a 15-year supply agreement with Imperial Valley Seeds, Inc., and this agreement was assigned by IVS to the Company when it purchased the assets of IVS in October 2012. IVM contracts with alfalfa seed growers in California's Imperial Valley and sells its growers' seed to the Company pursuant to a supply agreement. Under the terms of the supply agreement, IVM's entire certified and uncertified alfalfa seed production will be offered and sold to the Company, and the Company will have the exclusive option to purchase all or any portion of IVM's seed production. The Company paid $12,506,088 to IVM during the year ended June 30, 2014. Total amounts due to IVM totaled $651,611 and $863,884 at June 30, 2014 and 2013, respectively.

Bungalally Farms

Simon Pengelly, SGI's Chief Financial Officer, has a non-controlling ownership interest in the partnership Bungalally Farms ("BF"). During the period April 1, 2013 to June 30, 2014, BF was one of SGI's contract alfalfa seed growers. SGI currently has entered into seed production contracts with BF on the same commercial terms and conditions as with the other growers with whom SGI contracts for alfalfa seed production. For the fourth quarter of fiscal 2013 and the year ended June 30, 2014, the Company purchased a total of $884,097 of alfalfa seed which BF grew and sold to SGI under contract seed production agreements. SGI currently has seed production agreements with BF for 123 hectares of various seed varieties as part of its contract production for which SGI paid BF the same price it agreed to pay its other growers. Mr. Pengelly did not personally receive any portion of these funds. Amounts due to BF totaled $373,341 at June 30, 2014 and $428,379 at June 30, 2013.

Policies and Procedures

Our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at http://www.swseedco.com in the Investors section under "Corporate Governance." To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, with our interests.

Additionally, our Code of Conduct and Ethics establishes the corporate standards of behavior for all our employees, officers, and directors and sets our expectations of contractors and agents. The Code of Conduct and Ethics is available on our website at http://www.swseedco.com in the Investors section under "Corporate Governance." Our Code of Conduct and Ethics requires any person who becomes aware of any departure from the standards in our Code of Conduct and Ethics to report his or her knowledge promptly to a supervisor or to the Chairman of the Audit Committee.

PROPOSAL NO. 3
ADVISORY VOTE ON THE APPROVAL OF
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act entitle the Company's stockholders to vote to approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this proxy statement pursuant to the SEC's rules.

Based upon a vote of stockholders at the 2013 Annual Meeting, following the Board's recommendation for an annual advisory vote to approve the compensation of our Named Executive Officers, the Company is providing stockholders with an advisory vote on compensation of our Named Executive Officers. Although the vote is non-binding, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our Named Executive Officers.

The Company's executive compensation programs are designed to (1) motivate and reward our Named Executive Officers, (2) retain our Named Executive Officers and encourage their quality service, (3) incentivize our Named Executive Officers to appropriately manage risks while improving our financial results, and (4) align executive officers' interests with those of the Company's stockholders. Under these programs, the Company's executive officers are rewarded for the achievement of Company objectives and the realization of increased stockholder value. In fiscal year 2014, as a result of the Compensation Committee's desire to align executive officers' interests with those of the Company's stockholders, cash-based incentive compensation bonuses were not paid to our Named Executive Officers, and equity awards were reduced, because of the non-achievement of performance goals and the substantial decline in the market price of the Company's stock as compared to fiscal year 2013. Please read the section herein entitled "Executive Compensation" for additional details about the Company's executive compensation, including information about the Fiscal 2014 compensation of the Company's Named Executive Officers.

The Compensation Committee continually reviews the compensation programs for the Company's Named Executive Officers to ensure they achieve the desired goals of aligning the Company's executive compensation structure with the interests of the Company's stockholders and current market practices.

The Company is asking stockholders to indicate their support for the Company's Named Executive Officer compensation as disclosed in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives the Company's stockholders the opportunity to express their views on the Company's compensation for the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company asks its stockholders to vote "FOR" the following resolution at the Annual Meeting:

"RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in the Company's proxy statement for the 2014 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED."

The say-on-pay vote is advisory, and therefore not binding on the Company. The Company's Board and Compensation Committee value the opinions of the Company's stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Company will consider the concerns of the stockholders and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

A majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. Proxy Materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Proxy Materials, please notify your broker, direct your written request to Secretary, S&W Seed Company, 25552 South Butte Avenue, Five Points, CA 93624 or contact Transfer Online, Inc. at (503) 227-2950. Stockholders who currently receive multiple copies of the Proxy Materials at their address and would like to request "householding" of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

Our Board, at the time of the preparation of this proxy statement, knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment.

S&W SEED COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2014

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Mark S. Grewal and Matthew K. Szot, and either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of S&W Seed Company that the stockholder(s) would be entitled to vote on all matters that may come before the Annual Meeting of Stockholders to be held at [• ], San Diego, California at 11:00 a.m. local time on December 9, 2014, or at any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card, and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Please complete, sign, date and mail this proxy form in the accompanying envelope, even if you intend to be present at the meeting. You may also grant your Proxy via the Internet by following the instructions below.

VOTE BY INTERNET
It is fast, convenient, and your vote is immediately confirmed and posted.
Proxy ID: ____________________	Security Code: ____________________

Instructions for voting electronically:

1. Read the accompanying Proxy Statement and Proxy Card
2. Go to www.transferonline.com/proxy
3 Enter your Proxy Code and Security Code
4. Press Submit
5. Make your selections
6. Press Submit

(Continued and to be signed and dated on the reverse side)

YOUR VOTE IS IMPORTANT

The Board of Directors recommends a vote FOR the nominees listed below, and FOR Proposal Nos. 2 and 3.

Please mark your votes as in this example: ☒

1.             Election of Directors.

Nominees:
Glen D. Bornt	☐FOR	☐AGAINST	☐ABSTAIN
Michael M. Fleming	☐FOR	☐AGAINST	☐ABSTAIN
Mark S. Grewal	☐FOR	☐AGAINST	☐ABSTAIN
Mark J. Harvey	☐FOR	☐AGAINST	☐ABSTAIN
Charles B. Seidler	☐FOR	☐AGAINST	☐ABSTAIN
William S. Smith	☐FOR	☐AGAINST	☐ABSTAIN
Grover T. Wickersham	☐FOR	☐AGAINST	☐ABSTAIN
Mark Wong	☐FOR	☐AGAINST	☐ABSTAIN

2.             Ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending June 30, 2015.

☐FOR	☐AGAINST	☐ABSTAIN

3.             Approval, on an advisory basis, of the compensation of our Named Executive Officers.

☐FOR	☐AGAINST	☐ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Signature	Date:
Print Name:

Signature, if Jointly Held	Date:
Print Name:

Please sign exactly as your name(s) appear on Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Address Change? Mark box, sign and indicate changes below:       ☐

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on December 9, 2014

We have made available on our website a set of our proxy materials, including the notice of meeting, this proxy statement and the Annual Report on Form 10-K and its "wrap-around" materials, including a joint letter from our Chairman of the Board and our Chief Executive Officer. For your convenience, you can access those materials under "Annual Report and Proxy" on the Investors page of our website at www.swseedco.com but you will not be able to vote on that website.